Registration No.      -



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
         - - - - - - - - - - - - - - - - - - - - - - - -

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                          PENTAIR, INC.
      (Exact name of Registrant as specified in its charter)

       Minnesota                        41-0907434
    (State of incorporation)   (I.R.S. employer identification no.)

1500 County Road B2 West, Saint Paul, Minnesota         55113
 (Address of principal executive offices)             (Zip code)

          Pentair, Inc. Omnibus Stock Incentive Plan
                   (Full title of the plan)
                                       Copy to:
 Mr. Richard  W. Ingman                Mr. Louis Ainsworth
 Pentair, Inc.                         Henson & Efron, P.A.
 1500 County Road B2 West, Suite 400   400 Second Avenue South, Suite 1200
 St. Paul, Minnesota 55113-3105        Minneapolis, Minnesota 55401
 (612) 636-7920                        (612) 339-2500
              (Name, address, and telephone number,
            including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

                                  Proposed    Proposed
     Title of                    maximum       maximum
    securities       Amount       offering    aggregate    Amount of
       to be          to be       price        offering    registration
    registered     registered   per share(1)  price(1)         fee

    Common Stock,  3,200,000      $28 1/2    $91,200,000   $31,448.28
     Par Value       shares
     $.16 2/3
     per share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the high and low prices of the Registrant's Common
Stock on the New York Stock Exchange Composite Tape on September
18, 1996.

                    PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, a Prospectus prepared in accordance with Part I of Form
S-8 will be distributed to holders of options to be granted under the Pentair, Inc. Omnibus Stock Incentive Plan. This Prospectus constitutes a Section 10(a) prospectus and is incorporated by reference in this Registration Statement.


                   PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

The following documents filed with the Commission are incorporated herein by reference:

      (a) Annual Report of Pentair, Inc. on Form 10-K for the year ended December 31, 1995.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
    Act") since December 31, 1995.

      (c) The description of the shares of Pentair, Inc. common stock contained in the Form 8a-12b dated January 29, 1996.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

Not applicable. No description is required because the Company's common stock is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

The validity of the Common Stock offered hereby will be passed upon for the Company by Henson & Efron, P.A., 1200 Title
Insurance Building, 400 2nd Ave. So., Minneapolis, Minnesota 55401. Lawyers of Henson & Efron, P.A. working on this offering own, directly or indirectly, 26,412 shares of the Company's common stock.


Item 6.  Indemnification of Directors and Officers

Article III, Section 13 of the Company's Second Amended and Superseding By-Laws provides for indemnification of Company directors and officers to the extent legally permissible under Minnesota Statutes, Section 302A.521. This statute provides for the indemnification by corporations of persons made or threatened to be made parties to a proceeding by reason of their former or present official capacity with the corporation against judgments, penalties, and fines incurred in connection with the proceeding. To qualify for such indemnification, the person must not have been indemnified by another source and must have acted in good faith, received no improper personal benefit, had no reasonable cause to believe the conduct was unlawful (with respect to criminal proceedings), and reasonably believed that the conduct was in the best interests of the corporation.

    The Company also maintains directors' and officers' liability insurance coverage that insures the Company and its officers and directors against damages, judgments, settlements, costs, charges, and expenses incurred by reason of wrongful acts committed by such persons in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed

Not applicable.


Item 8.  Exhibits

Exhibit
Number                               Description

(4.1) Restated Articles of Incorporation as amended through April 19, 1995.

(4.2)  Resolution Establishing and Designating $7.50 Callable
       Cumulative Convertible Preferred Stock, Series 1988, as a series of Preferred Stock of Pentair, Inc.

(4.3)  Resolution Establishing and Designating 8% Callable
       Cumulative Voting Convertible Preferred Stock, Series
       1990, as a series of Preferred Stock of Pentair, Inc.

(4.4) Second Amended and Superseding By-Laws as amended through July 21, 1995.

(4.5)  Rights Agreement dated as of July 21, 1995 between
       Norwest Bank N.A. and Pentair, Inc.

(4.6) Bid Loan Agreement dated December 14, 1988 between the Company, Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York, Morgan Bank (Delaware), First Bank National Association, Norwest Bank Minnesota, N.A., and Mellon Bank, N.A.

(4.7)  First Amendment to Bid Loan Agreement dated January
       1, 1991 between the Company, Continental Bank N.A.
       for itself and as Agent, Morgan Guaranty Trust Company of New York, Morgan Bank (Delaware), First Bank National Association, Norwest Bank Minnesota, N.A., and NBD Bank. (Amending Exhibit 4.6).

(4.8) Second Amendment to Bid Loan Agreement dated as of February 11, 1994 between Pentair, Inc., Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York, J.P. Morgan Delaware, First
       Bank National Association, Norwest Bank Minnesota,
       N.A., and NBD Bank. (Amending Exhibit 4.6).

(4.9)  $125,000,000 Facility Agreement dated as of February
       11, 1994 between Pentair, Inc., Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York for itself and as Agent, NBD Bank, and J. P. Morgan Delaware.

(4.10) Amendment Number One to Facility Agreement dated as of November 1, 1994 between Pentair, Inc., Bank of
       America Illinois (formerly known as Continental Bank
       N.A.) for itself and as Agent, Morgan Guaranty Trust
       Company of New York for itself and as Agent, NBD
       Bank, and J. P. Morgan Delaware. (Amending Exhibit
       4.9).

(4.11) $45,000,000 Facility Agreement dated as of February 11,
       1994 between Pentair, Inc., First Bank National
       Association, for itself and as Agent, and Norwest Bank
       Minnesota N.A.

(4.12) Amendment Number One to Facility Agreement dated as of November 1, 1994 between Pentair, Inc., First Bank National Association, for itself and as Agent, and Norwest Bank Minnesota N.A.(Amending Exhibit 4.11).

(4.13) DM 115,000,000 Facility Agreement dated as of
       February 11, 1994 between EuroPentair, GmbH as
       Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty
       Trust Company of New York for itself and as Agent, Continental Bank N.A., for itself and as Agent, NBD
       Bank, and Dresdner Bank.

(4.14) Amendment Number One to Facility Agreement dated as of November 1, 1994 between EuroPentair, GmbH as Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty Trust Company of New York for itself and as Agent, Bank of America Illinois(formerly known as Continental Bank N.A.), for itself and as Agent, NBD Bank, and Dresdner Bank. (Amending Exhibit 4.13).

(4.15) Amendment Number Two to Facility Agreement dated as of February 15, 1995 between EuroPentair, GmbH as Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty Trust Company of New York for itself and as Agent, Bank of America Illinois(formerly known as Continental Bank N.A.), for itself and as Agent, NBD Bank, and Dresdner Bank . (Amending Exhibit 4.13).

(4.16) Restatement of Credit Agreement dated July 11, 1989 between Federal-Hoffman, Inc. and First Bank National
       Association.

(4.17) Second Amendment to Restatement of Credit Agreement dated as of January 19, 1993 between Federal-Hoffman, Inc., Pentair, Inc., and First Bank National Association
       (Amending Exhibit 4.16).

(4.18) Third Amendment to Restatement of Credit Agreement dated as of December 31, 1994 between Federal-Hoffman, Inc., Pentair, Inc., and First Bank National
       Association (Amending Exhibit 4.16).

(4.19) $25,000,000 Note Purchase Agreement dated December
       13, 1991  between Pentair, Inc. and Principal Mutual Life
       Insurance Company.

(4.20) $15,000,000 Note Purchase Agreement dated November
       1, 1992  between Pentair, Inc. and Nationwide Life
       Insurance Company.

(4.21) $15,000,000 Note Purchase Agreement dated January
       15, 1993  between Pentair, Inc. and Principal Mutual Life
       Insurance Company.

(4.22) $70,000,000 Senior Notes Purchase Agreement dated as of April 30, 1993 between Pentair, Inc. and United of Omaha Life Insurance Company, Companion Life Insurance Company, Principal Mutual Life Insurance Company, Nippon Life Insurance Company of America, Lutheran Brotherhood, American United Life Insurance Company, Modern Woodmen of America, The Franklin
       Life Insurance Company and Ameritas Life Insurance
       Corp.

(10.1) Company's Omnibus Stock Incentive Plan as Amended and Restated.

(23.1) Consent of Counsel

(23.2) Independent Auditors' Consent.


Item 9.  Undertakings

    (a)  Rule 415 Offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  Filings Incorporating Subsequent Exchange Act
Documents by Reference.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)  Filing of Registration on Form S-8.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 20th day of September, 1996.

    PENTAIR, INC.



By /s/ Richard W. Ingman
Richard W. Ingman,
Executive Vice President,
Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 20th day of September, 1996 by the following persons in the capacities indicated.



Winslow H. Buxton
 /s/ Winslow H. Buxton
Chief Executive Officer,
Chief Operating Officer, President
Director (Principal
Executive Officer)

Richard W. Ingman
 /s/ Richard W. Ingman
Executive Vice President,
Chief Financial Officer
(Principal Financial
and Accounting Officer)

D. Eugene Nugent
 /s/ D. Eugene Nugent
Director

George N. Butzow
 /s/ George N. Butzow
Director

Quentin J. Hietpas
 /s/ Quentin J. Hietpas
Director

Harold V. Haverty
 /s/ Harold V. Haverty
Director

Richard M. Schulze
 /s/ Richard M. Schulze
Director



                EXHIBIT INDEX
Exhibit
Number                          Description

(4.1) Restated Articles of Incorporation as amended through April 19, 1995 (Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarter ended June 30, 1995).

(4.2) Resolution Establishing and Designating $7.50 Callable Cumulative Convertible Preferred Stock, Series 1988, as a series of Preferred Stock of Pentair, Inc. (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company's Current Report on Form 8-K filed December 30,
       1988).

(4.3) Resolution Establishing and Designating 8% Callable Cumulative Voting Convertible Preferred Stock, Series 1990, as a series of Preferred Stock of Pentair, Inc. (Incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed March 21, 1990).

(4.4)  Second Amended and Superseding By-Laws as amended through July
       21, 1995 (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 1995).

(4.5)  Rights Agreement dated as of July 21, 1995 between Norwest Bank
       N.A. and Pentair, Inc. (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarter ended June 30, 1995).

(4.6) Bid Loan Agreement dated December 14, 1988 between the Company, Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York, Morgan Bank (Delaware), First Bank National Association, Norwest Bank Minnesota, N.A., and Mellon Bank, N.A. (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company's Current Report on Form 8-K filed December 30, 1988).

(4.7) First Amendment to Bid Loan Agreement dated January 1, 1991 between the Company, Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York, Morgan Bank
       (Delaware), First Bank National Association, Norwest Bank Minnesota, N.A., and NBD Bank. (Amending Exhibit 4.6) (Incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10K for the year ended December 31, 1990).

(4.8)  Second Amendment to Bid Loan Agreement dated as of February 11,
       1994 between Pentair, Inc., Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York, J.P. Morgan Delaware, First Bank National Association, Norwest Bank Minnesota, N.A., and NBD Bank. (Amending Exhibit 4.6) (Incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed March 14, 1994).

(4.9) $125,000,000 Facility Agreement dated as of February 11, 1994 between Pentair, Inc., Continental Bank N.A. for itself and as Agent, Morgan Guaranty Trust Company of New York for itself and as Agent, NBD Bank, and J. P. Morgan Delaware (Incorporated by reference to
       Exhibit 4.1 to the Company's Current Report on Form 8-K filed March 14, 1994).

(4.10) Amendment Number One to Facility Agreement dated as of November
       1, 1994 between Pentair, Inc., Bank of America Illinois (formerly known as Continental Bank N.A.) for itself and as Agent, Morgan Guaranty
       Trust Company of New York for itself and as Agent, NBD Bank, and J.
       P. Morgan Delaware. (Amending Exhibit 4.9) (Incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10K for the year ended December 31, 1994).

(4.11) $45,000,000 Facility Agreement dated as of February 11, 1994 between
       Pentair, Inc., First Bank National Association, for itself and as Agent, and Norwest Bank Minnesota N.A. (Incorporated by reference to Exhibit
       4.2 to the Company's Current Report on Form 8-K filed March 14, 1994).

(4.12) Amendment Number One to Facility Agreement dated as of November
       1, 1994 between Pentair, Inc., First Bank National Association, for itself and as Agent, and Norwest Bank Minnesota N.A.(Amending Exhibit 4.11) (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10K for the year ended December 31, 1994).

(4.13) DM 115,000,000 Facility Agreement dated as of February 11, 1994 between EuroPentair, GmbH as Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty Trust Company of New York for itself and as Agent, Continental Bank N.A., for itself and as Agent, NBD Bank, and Dresdner Bank (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed March 14, 1994).

(4.14) Amendment Number One to Facility Agreement dated as of November
       1, 1994 between EuroPentair, GmbH as Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty Trust Company of New York for itself and as Agent, Bank of America Illinois(formerly known as Continental Bank N.A.), for itself and as Agent, NBD Bank, and Dresdner Bank.
       (Amending Exhibit 4.13) (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10K for the year ended December
       31, 1994).

(4.15) Amendment Number Two to Facility Agreement dated as of February
       15, 1995 between EuroPentair, GmbH as Borrower, Pentair, Inc., as Guarantor, Morgan Guaranty Trust Company of New York for itself and as Agent, Bank of America Illinois(formerly known as Continental Bank N.A.), for itself and as Agent, NBD Bank, and Dresdner Bank .
       (Amending Exhibit 4.13) (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10K for the year ended December
       31, 1994).

(4.16) Restatement of Credit Agreement dated July 11, 1989 between Federal-
       Hoffman, Inc. and First Bank National Association (Incorporated by reference to Exhibit 4.10 to the Company's Form 10-K for the year ended December 31, 1989).

(4.17) Second Amendment to Restatement of Credit Agreement dated as of
       January 19, 1993 between Federal-Hoffman, Inc., Pentair, Inc., and First Bank National Association (Amending Exhibit 4.16) (Incorporated by reference to Exhibit 4.13 to the Company's Form 10-K for the year ended December 31, 1992).

(4.18) Third Amendment to Restatement of Credit Agreement dated as of
       December 31, 1994 between Federal-Hoffman, Inc., Pentair, Inc., and First Bank National Association (Amending Exhibit 4.16). (Incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10K for the year ended December 31, 1994).


(4.19) $25,000,000 Note Purchase Agreement dated December 13, 1991 between Pentair, Inc. and Principal Mutual Life Insurance Company. (Incorporated by reference to Exhibit 4.15 to the Company's Registration Statement on Form S-8 filed January 13, 1992).

(4.20) $15,000,000 Note Purchase Agreement dated November 1, 1992 between Pentair, Inc. and Nationwide Life Insurance Company (Incorporated by reference to Exhibit 4.16 to the Company's Form 10-K for the year ended December 31, 1992).

(4.21) $15,000,000 Note Purchase Agreement dated January 15, 1993 between Pentair, Inc. and Principal Mutual Life Insurance Company (Incorporated by reference to Exhibit 4.17 to the Company's Form 10-K for the year ended December 31, 1992).

(4.22) $70,000,000 Senior Notes Purchase Agreement dated as of April 30,
       1993 between Pentair, Inc. and United of Omaha Life Insurance
       Company, Companion Life Insurance Company, Principal Mutual Life Insurance Company, Nippon Life Insurance Company of America,
       Lutheran Brotherhood, American United Life Insurance Company,
       Modern Woodmen of America, The Franklin Life Insurance Company and Ameritas Life Insurance Corp (Incorporated by reference to Exhibit
       4.17 to the Company's Form 10-K for the year ended December 31,
       1993).

(10.1) Company's Omnibus Stock Incentive Plan as Amended and Restated.
       (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarter ended March 31, 1996).

(23.1) Consent of Counsel

(23.2) Independent Auditors' Consent.